SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT





                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: January 6, 2003
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                        (Date of earliest event reported)


                          FIRST AVIATION SERVICES INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                    0-21995                    06-1419064
       --------                    -------                    ----------
(State of Incorporation)     (Commission File No.)           (IRS Employer
                                                         Identification Number)


           15 Riverside Avenue
          Westport, Connecticut                                 06880-4214
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(Address of Principal Executive Office)                         (Zip Code)



                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)

Item 5.   First Aviation Services Announces Special Cash Dividend of $1.00 per
          share
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          First Aviation Services Inc. announces that it will pay a special cash dividend of $1.00 per share to all stockholders of record as of January 17, 2003, payable January 30,2003. A copy of the press release, exhibit 99.2, is attached and incorporated by reference.

          (c)      Exhibits
                   --------
         99.2 Press release dated January 6, 2003 announcing special cash dividend of $1.00 per share.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              FIRST AVIATION SERVICES INC.



Date: January 6, 2003    By:  /s/ Michael D. Davidson
                              -----------------------

                              Name:    Michael D. Davidson
                              Title:   Secretary & Chief Financial
                              Officer (Principal Finance and Accounting Officer)

             FIRST AVIATION SERVICES ANNOUNCES SPECIAL CASH DIVIDEND
                               OF $1.00 PER SHARE


WESTPORT, CONNECTICUT - January 6, 2003 - First Aviation Services Inc. (NASDAQ:
FAVS) today announced that it will pay a cash dividend of $1.00 per share. The dividend is payable on January 30, 2003 to stockholders of record on January 17, 2003.

Commenting on the announcement, Mr. Aaron P. Hollander, Chairman of the Board of Directors of First Aviation, said "This is a chance to give something back to our shareholders, some of whom have been with us since First Aviation went public in 1997. With $4.78 per share in cash as of the end of the third quarter, we have one of the strongest balance sheets in the industry, and will continue to do so with over $27 million of cash after the payment of the dividend. In addition, over the first three quarters of our current fiscal year we generated approximately $5 million of cash flow from operations. We are pleased to provide this return to our investors while at the same time maintaining a strong financial position for the future".

About First Aviation
--------------------

First Aviation, located in Westport, Connecticut is a worldwide leader in providing aerospace products and services to aircraft operators of some of the most widely used commercial and general aviation aircraft. Its operations include Aerospace Products International, Inc. ("API"), based in Memphis, Tennessee. In addition to the product lines it distributes, API offers overhaul and repair services for brakes and starter/generators, and builds custom hose assemblies. API also is a leading provider of supply chain management and customized third party logistics services and technology solutions, including inventory management services, to the aerospace industry worldwide. With locations in the U.S., Canada and Asia Pacific, plus partners throughout the world, API continues to be one of the premier suppliers of aviation products, supply chain management services and technology solutions in the industry.

More information about First Aviation can be found on the World Wide Web at http://www.firstaviation.com and, http://www.apiparts.com.

                                      # # #

Contact:      Michael D. Davidson
              Chief Financial Officer
              First Aviation Services Inc.
              (203) 291-3300